Exhibit 99.1(A)

Former President of Rio Tinto Business Unit and CFO of Kennecott Minerals joins Cambrian Minerals Group, Inc. as Senior V.P. Of Finance

NEW YORK, Sept. 10, 2015

NEW YORK, Sept. 10, 2015 /PRNewswire/ -- Cambrian Minerals Group, Inc., "Cambrian", (OTCQB: SMPR), announced today that it has hired Tom Myatt, a highly respected mining executive to join its senior management team.

"I am very pleased to announce that Tom had agreed to join our management team.  His successful career and experience in various capacities at one of the world's largest mining companies will certainly prove valuable as we establish Cambrian as a specialized mining house servicing the needs of junior and mid-sized mining firms.  His vast experience in finance, risk management and acquisitions will greatly enhance our efforts going forward to build long term royalty, metals streams and material feedstock contracts with our customers," said Bobby Cooper, CEO of Cambrian Minerals Group, Inc.

According to Sharon Ullman, Chairperson, "With the current dislocation of the mining sector, Cambrian is uniquely positioned to assist mid-sized mining firms with financing, processing and management expertise. I am pleased to welcome Tom to our growing team of highly experienced senior mining professionals."

"I am excited to join my former colleague Bobby to help enhance shareholder value.  I share Management's view of the tremendous opportunities that currently exist to service the needs of junior and mid-sized mining operations with the Company's unique business platform," said Tom Myatt, SVP of Finance.

Royalty and streaming arrangements are relatively new structures that have been successfully implemented by companies such as Royal Gold, Franco-Nevada and several others. These structures enable mine owners to obtain alternative financing in exchange for an interest in the form of a 'royalty' or a 'metals stream' contract. In addition to the opportunity to generate profit from each of these contracts, they also offer the added benefit of representing an opportunity for Cambrian Mineral Group to secure feed stock for processing.

Mr. Myatt is an experienced CFO at the business unit level of a major international mining company, operating mines and junior mining companies with a strong background in financial evaluation for acquisitions/divestitures, capital investments, and process improvement initiatives.  Between 2003 and 2006 Mr. Myatt was President and General Manager, Rio Tinto Services Company, a Rio Tinto business unit providing accounting, treasury, information technology, benefit administrative, risk management, government affairs and public relations services to Rio Tinto's eight North American business units.  From 1998 to 2002 was Director of Finance at Kennecott Energy Company, a Rio Tinto business unit operating coal mines in the Powder River and Unita basins and the third largest coal mining company by volume in the United States. While at Kennecott Energy he served as the Director of Finance, Operations Controller, and Manager of Business Improvement. He also served on Rio Tinto's global purchasing team negotiating supply agreements.  Previously, Mr. Myatt was General Manager of Flambeau Mining Company, a Rio Tinto entity operating a copper/precious metal mine in northern Wisconsin and Chief Financial Officer of Kennecott Minerals, a Rio Tinto business unit operating five mid-size precious metal mines in the United States. Served as Rio Tinto's representative on joint venture management committees overseeing the Greens Creek, Cortez, and Denton-Rawhide mines. Earlier, he served as Chief Financial Officer of Kennecott Rawhide Mining Company, a Kennecott entity operating the Denton-Rawhide gold and silver mine in Nevada.  In 1986 and 1987, Mr. Myatt was Controller at Arizona Products Corporation, an agri-business company operating citrus and tomato packaging and processing facilities and managing over 10,000 acres of citrus orchards.  Earlier, was employed at Atlantic Richfield/Anaconda Copper where he held several positions of increasing responsibility including Manager Coal Planning for ARCO Coal Company, Administrative Manager at the Nevada Moly Mine, Manager Project Evaluation, and senior accountant.

Mr. Myatt received his degree in Business Administration from the University of Iowa majoring in accounting and participated in Executive Leadership and Management programs at University of Michigan and Duke University

About Cambrian Minerals Group, Inc. The Company intends to refocus its efforts into the acquisition and creation of royalty and streaming contracts with junior and mid-size mining companies in order to provide financing to develop or improve their mineral properties. Royalty and streaming arrangements are structures that have been successfully implemented by companies such as Royal Gold, Franco-Nevada, Silver Wheaton, and others. These structures enable mine owners to obtain alternative, less dilutive financing in exchange for an interest in the form of a 'royalty' or a 'metals stream' contract.  The Company believes the current dislocation in mining capital markets presents an ideal time to raise capital and provide an alternate form of financing for junior and mid level companies.

Additionally, Cambrian intends to continue to seek opportunities to construct toll-milling facilities, both domestically and abroad in selective areas. The Company believes that it can organically grow the Company faster by providing needed processing facilities in order to spur the development of mines. In conjunction with providing toll milling solutions, our strategy would be to create royalties and stream contracts with the companies operating the mines who utilize the toll milling arrangement, thus generating two separate and discrete revenue streams from a single mining property.

Forward-Looking Statement

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding our expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, competitive positions, growth opportunities, plans and objectives of management for future operations, as well as statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions are forward-looking statements. All forward-looking statements involve risks, uncertainties and contingencies, many of which are beyond our control, which may cause actual results, performance, or achievements, as described in our reports filed with the Securities and Exchange Commission which are available for review at www.sec.gov, to differ materially from anticipated results, performance, or achievements. We are under no obligation to (and expressly disclaim any such obligation to) update or alter our forward-looking statements, whether as a result of new information, future events or otherwise.